UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40883	86-3485220
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St.

Suite 3001

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2023, Liberty Resources Acquisition Corp., a Delaware corporation (the “Company”), received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that since the Company’s Market Value of Publicly Held Shares was less than $15 million, the Company was no longer in compliance with the Nasdaq Global Market continued listing criteria set forth in Listing Rule 5450(b)(3)(C), which requires the Company to maintain a Market Value of Publicly Held Shares of at least $15 million (the “MVPHS Notice”). The MVPHS Notice additionally indicates that the Company, pursuant to the Listing Rules, has a compliance period of 180 calendar days in which it can regain compliance. Further, The MVPHS Notice states that, if at any time during the compliance period the Company closes at $50 million or more for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and the matter will be closed.

The MVPHS Notice serves only as a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities. The MVPHS Notice does not have a current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market. The Company intends to take action to regain compliance with Rule 5450(b)(3)(C) within the 180-day compliance period. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq Global Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq Global Market MVPHS requirement.

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future compliance with Nasdaq listing rules. No assurance can be given that the steps discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC’s website, www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

LIBERTY RESOURCES ACQUISITION CORP.

Date: July 27, 2023	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer